UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) of the Company’s Form 8-K Report dated July 26, 2006 is amended as follows:

Subsequent to the date of his formal resignation from the Company’s Board of Directors, Dr. Skender Fani sent an email to the Company’s Board of Directors setting forth disagreements with the Company. The email is filed as an exhibit to this amended Report, together with the Company’s response.

Dr. Fani’s disagreement primarily relates to his objection to the terms of proposed raises for the President and Chief Financial Officer of the Company for fiscal 2007 being discussed among the independent members of the Board of Directors and the Company’s proxy statement for its Annual Meeting to the extent it does not describe proposed future compensation and contract terms.

Item 8.	Exhibits.
17.1	Letter from Hank Gracin, Esq., dated August 1, 2006.
17.2	Email from Dr. Skender Fani, dated July 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Dated: August 7, 2006	By:/s/ Michael Weiner
Michael Weiner
Chief Executive Officer